CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



September 3, 1997


Medisys Technologies, Inc.
Baton Rouge, Louisiana


We hereby consent to the use of our audit report dated February 26, 1997 with respect to the consolidated financial statements as of and for the periods ended December 31, 1996 in the Form S-8 registration statement of Medisys Technologies, Inc.



Jones, Jensen & Company